UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21858	77-0056625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Flynn Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Asset Purchase Agreement

On August 15, 2007, Interlink Electronics, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with SMK Electronics Corporation, USA (“SMK”) and SMK – Link Electronics Corporation, a wholly-owned subsidiary of SMK (the “Subsidiary”). The Purchase Agreement provides for SMK and the Subsidiary to purchase the assets of the Company’s OEM Remotes and Branded Products business segments for an aggregate cash purchase price of approximately $11,000,000, subject to certain post-closing adjustments. The Purchase Agreement is scheduled to close on August 31, 2007, subject to customary closing conditions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the copy of the Purchase Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference in its entirety.

Amendment to Loan Agreement

In connection with the Company’s entry into the Purchase Agreement, on August 15, 2007 the Company and Silicon Valley Bank (“SVB”) entered into a Third Amendment to Loan and Security Agreement (the “Amendment”), which provides for the release of SVB’s security interest in certain assets that will be transferred to SMK and the Subsidiary upon the closing of the Purchase Agreement. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS.

On August 15, 2007, the Company and SMK issued a press release announcing their entry into the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

2.1	Asset Purchase Agreement, dated August 15, 2007, by and between Interlink Electronics, Inc., SMK Electronics Corporation, USA and SMK – Link Electronics Corporation.

10.1	Third Amendment to Loan and Security Agreement, dated August 15, 2007, by and between Silicon Valley Bank and Interlink, Electronics, Inc.

99.1	Press Release dated August 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2007.

INTERLINK ELECTRONICS, INC.

By	/s/ CHARLES C. BEST
Charles C. Best
Chief Financial Officer